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                                                                    EXHIBIT 23.1


                          [ARTHUR ANDERSEN LETTERHEAD]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



Household Finance Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 relating to the offering of up to $1,000,000,000 of Household Finance Corporation InterNotes, to be filed with the Securities and Exchange Commission on or about February 23, 2001 of our report dated January 14, 2000, included in Household Finance Corporation's Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP

Chicago, Illinois
February 23, 2001